Exhibit 99.1

Earth Science Tech, Inc., Announces $5 Million Common Stock Repurchase Program

Miami, FL, January 29, 2024, Earth Science Tech, Inc. (OTC: ETST) (“ETST” or “Company”), a holding entity currently focused on the health and wellness industry, today announces that its Board of Directors has authorized the repurchase of up to $5 million of the Company’s common stock.

Repurchases may be made at management’s discretion from time to time on the open market or through privately negotiated transactions. The repurchase program expires December 31, 2025, may be suspended for periods or discontinued at any time, and does not obligate the Company to acquire any amount of shares.

Giorgio R. Saumat, ETST’s CEO and Chairman of the Board states, “This program is a reflection of our current position as a company and commitment to creating shareholder value”.

About Earth Science Tech, Inc.

Earth Science Tech, Inc. is a holding entity currently in compounding pharmaceuticals and telemedicine through its wholly owned subsidiaries RxCompoundStore.com, LLC., Peaks Curative, LLC. and Earth Science Foundation, Inc.

To learn more, please visit: www.EarthScienceTech.com

RxCompoundStore.com, LLC.

RxCompound is a complete compounding pharmacy. RxCompound is currently licensed to fulfill prescriptions in the states of Florida, New York, New Jersey, Delaware, Pennsylvania, Rhode Island, Nevada, Colorado, Arizona, Utah, Georgia, Wisconsin, Minnesota, Indiana, Illinois, Missouri, Ohio, Maryland and Massachusetts. RxCompound is in the application process to obtain licenses in the remaining states in which it is not yet approved to ship prescriptions.

To learn more please visit: www.RxCompoundStore.com

About Peaks Curative, LLC.

Peaks is a telemedicine referral site focused on men’s health. Peaks’ orders are exclusively fulfilled by RxCompound. Patients who order Peaks via monthly subscription receive their refills automatically. Currently, Peaks is focused on Men’s health, and, more specifically, ED. The company intends to expand offerings to include over the counter (“OTC”) (non-prescription) products such as supplements and topicals. The OTC products will be custom manufactured or fulfilled through partnered companies under the Peaks brand and offered worldwide.

To learn more please visit: www.PeaksCurative.com

About Earth Science Foundation, Inc.

Earth Science Foundation Inc. is a favored entity of the Company, effectively being a non-profit organization that was incorporated on February 11, 2019, and is structured to accept grants and donations to help those in need of assistance in paying for prescriptions.

SAFE HARBOR ACT: Forward-looking statements are included within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations or listing on an exchange — including words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions — are forward-looking statements and involve risks, uncertainties and contingencies, many of which are beyond the Company’s control and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. There are no assurances that the Company will complete additional acquisitions or will be successful in being approved for a NASDAQ listing. No information in this press release should be construed in any manner whatsoever as an indication of the future performance of the Company’s revenues, financial condition or stock price.

Company Contact:

Giorgio R. Saumat

CEO and Chairman of the Board

(305) 724-5684

grsaumat@earthsciencetech.com